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                                   LEGG MASON
                                      FUNDS
                                 CODE OF ETHICS

                              Dated: April 1, 2000








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                                TABLE OF CONTENTS

     Topic                                                                  Page
     -----                                                                  ----
I.   Introduction .........................................................    1
     A. Individuals and Entities Covered by the Code ......................    1
     B. Fiduciary Duty ....................................................    1
        1. The Funds Come First ...........................................    1
        2. Avoid Taking Advantage .........................................    1
        3. Comply with the Code ...........................................    1
     C. Application of the Code to Independent Fund Directors .............    1

II.  Personal Securities Transactions .....................................    2
     A. Preclearance Requirements for Access Persons ......................    2
        1. General Requirement ............................................    2
        2. Trade Authorization Request Forms ..............................    2
        3. Review of Form .................................................    2
        4. Length of Trade Authorization Approval .........................    3
        5. No Explanation Required for Refusals ...........................    3
     B. Execution of Personal Securities Transactions .....................    3
     C. Prohibited Transactions ...........................................    3
        1. Always Prohibited Securities Transactions ......................    3
           a. Inside Information ..........................................    3
           b. Market Manipulation .........................................    4
           c. Others ......................................................    4
        2. Generally Prohibited Securities Transactions ...................    4
           a. Initial Public Offerings (Investment Personnel only) ........    4
           b. One Day Blackout (all Access Persons) .......................    4
           c. Seven-Day Blackout (Portfolio Managers only) ................    4
           d. 60-Day Blackout (Investment Personnel only) .................    4
           e. Private Placements (Investment Personnel only) ..............    5
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     Topic                                                                  Page
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     D. Exemptions ........................................................    5
        1. Exemptions from Preclearance and Treatment as
           a Prohibited Transaction .......................................    5
           a. Mutual Funds ................................................    5
           b. No Knowledge ................................................    5
           c. Legg Mason, Inc. Stock ......................................    6
           d. Certain Corporate Actions ...................................    6
           e. Systematic Investment Plans .................................    6
           f. Option-Related Activity .....................................    6
           g. Commodities, Futures, and Options on Futures ................    6
           h. Rights ......................................................    6
           i. Miscellaneous ...............................................    6
        2. Exemption from Treatment as a Prohibited Transaction ...........    7
           a. Employer of Access Person Does
                Not Make Investment Decisions
                For the Relevant Fund .....................................    7
           b. De Minimis Transactions .....................................    7
              i.  Equity   Securities .....................................    7
              ii. Fixed Income Securities .................................    7
           c. Options on Broad-Based Indices ..............................    7
     E. Reporting Requirements ............................................    8
        1. Initial and Periodic Disclosure of Personal Holdings
             by Access Persons ............................................    8
        2. Transaction and Periodic Statement Reporting Requirements ......    8
        3. Independent Fund Directors .....................................    8
        4. Disclaimers ....................................................    9
        5. Availability of Reports ........................................    9
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     Topic                                                                  Page
     -----                                                                  ----
III. Fiduciary Duties .....................................................    9
     A. Confidentiality ...................................................    9
     B. Gifts .............................................................    9
        1. Accepting Gifts ................................................    9
        2. Solicitation of Gifts ..........................................   10
        3. Giving Gifts ...................................................   10
     C. Corporate Opportunities ...........................................   10
     D. Undue Influence ...................................................   10
     E. Service as a Director .............................................   10

IV.  Compliance with the Code of Ethics ...................................   11
     A. Code of Ethics Review Committee ...................................   11
        1. Membership, Voting and Quorum ..................................   11
        2. Investigating Violations of the Code ...........................   11
        3. Annual Reports .................................................   11
     B. Remedies ..........................................................   12
        1. Sanctions ......................................................   12
        2. Sole Authority .................................................   12
        3. Review .........................................................   12
     C. Exceptions to the Code ............................................   12
     D. Inquiries Regarding the Code ......................................   13

V.   Definitions ..........................................................   13
     "Access Person" ......................................................   13
     "Appropriate Compliance Department" ..................................   13
     "Batterymarch" .......................................................   14
     "Beneficial Interest" ................................................   14
     "Brandywine" .........................................................   14
     "Code" ...............................................................   15
     "Equivalent Security" ................................................   15
     "Fund Adviser" .......................................................   15
     "Gray Seifert" .......................................................   15
     "Immediate Family" ...................................................   15
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     Topic                                                                  Page
     -----                                                                  ----
     "Independent Fund Director" ..........................................   15
     "Investment Personnel" and "Investment Person" .......................   15
     "Legal and Compliance Department" ....................................   15
     "Legg Mason Fund" and "Fund" .........................................   16
     "Lombard Odier" ......................................................   16
     "Portfolio Manager" ..................................................   16
     "Preclearance Officer" ...............................................   16
     "Securities Transaction" .............................................   16
     "Security" ...........................................................   16
     "Western Asset" ......................................................   16
     "Western Asset Limited" ..............................................   16

VI.  Appendices to the Code ...............................................   16
     Appendix 1  -  Contact Persons and List of Legg Mason Funds ..........    i
     Appendix 2  -  Acknowledgement of Receipt of Code of Ethics
                      and Personal Holdings Report ........................  iii
     Appendix 3  -  Trade Authorization Request for Access Persons ........    v
     Appendix 4  -  Certification of Access Person's Designee .............   vi
     Appendix 5  -  Acknowledgement of Receipt of Code of Ethics
                      (Independent Fund Directors) ........................  vii
     Appendix 6  -  Form Letter to Broker, Dealer or Bank ................. viii
     Appendix 7  -  Certification of No Beneficial Interest ...............   ix
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I. INTRODUCTION

     A. INDIVIDUALS AND ENTITIES COVERED BY THE CODE. Unless the use of another Code of Ethics has been approved in writing by the Legal and Compliance Department, all Access Persons1 are subject to the provisions of this Code. (SEE
Section I.C. for information regarding the application of the Code to Independent Fund Directors).

     B. FIDUCIARY DUTY. The Code is based on the principle that Access Persons owe a fiduciary duty to the Legg Mason Funds and must avoid activities, interests and relationships that might interfere with making decisions in the best interests of any of the Funds.

     As fiduciaries, Access Persons must at all times comply with the following principles:

          1. THE FUNDS COME FIRST. Access Persons must scrupulously avoid serving their personal interests ahead of the interests of the Legg Mason Funds. An Access Person may not induce or cause a Fund to take action, or not to take action, for the Access Person's personal benefit, rather than for the benefit of the Fund. For example, an Access Person would violate this Code by causing a Fund to purchase a Security the Access Person owned for the purpose of increasing the price of that Security.

          2. AVOID TAKING ADVANTAGE. Access Persons may not use their knowledge of open, executed, or pending portfolio transactions to profit by the market effect of such transactions. Receipt of investment opportunities, perquisites, or gifts from persons seeking business with a Legg Mason Fund or a Fund Adviser could call into question the exercise of an Access Person's independent judgment.

          3. COMPLY WITH THE CODE. Doubtful situations should be resolved in favor of the Legg Mason Funds. Technical compliance with the Code's procedures will not automatically insulate from scrutiny any Securities Transactions that indicate an abuse of fiduciary duties.

     C. APPLICATION OF THE CODE TO INDEPENDENT FUND DIRECTORS. This Code applies to Independent Fund Directors and requires Independent Fund Directors to report certain Securities Transactions in which they have a Beneficial Interest to the Legal and Compliance Department in accordance with Section II.E.4. However, provisions of the Code requiring preclearance of trades (Section II.A.), execution of personal trades through Legg Mason (Section II.B.), prohibited transactions (Section II.C.), disclosure of personal holdings, transactions and

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     (1) Capitalized words are defined in Section V (Definitions).

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accounts  (Sections  II.E.1,  and 2),  receipt of gifts  (Section  III.B.),  and restrictions on serving as a director of a publicly-traded company (Section III.E.) do not apply to Independent Fund Directors.

II. PERSONAL SECURITIES TRANSACTIONS

     A. Preclearance Requirements for Access Persons.

          1.   GENERAL  REQUIREMENT.  Except for the  transactions  specified in
               Section II.D.1, any Securities Transaction in which an Access Person has or acquires a Beneficial Interest must be precleared with a Preclearance Officer.

          2. TRADE AUTHORIZATION REQUEST FORMS. Prior to entering an order for a Securities Transaction that requires preclearance, the Access Person must complete a Trade Authorization Request form (Appendix
               3) and submit the completed form to a Preclearance Officer. The form requires Access Persons to provide certain information and to make certain representations.

               In the event an Access Person is unable to complete a Trade Authorization Request form, the Access Person may designate another individual to complete the form on his or her behalf. The Access Person's designee should complete the Trade Authorization Request form and the Certification of Access Person's Designee (Appendix 4) and submit both forms to a Preclearance Officer.

               Proposed Securities Transactions of a Preclearance Officer that require preclearance must be submitted to another Preclearance Officer.

          3. REVIEW OF FORM. After receiving a completed Trade Authorization Request form, a Preclearance Officer will (a) review the information set forth in the form, (b) review information regarding past, pending, and contemplated transactions by any relevant Fund, as necessary, and (c) as soon as reasonably practicable, determine whether to authorize the proposed Securities Transaction. The granting of authorization, and the date and time that authorization was granted, must be reflected on the form. The Preclearance Officer should keep one copy of the completed form for the Appropriate Compliance Department and provide one copy to the Access Person seeking authorization.

               NO ORDER FOR A SECURITIES TRANSACTION FOR WHICH PRECLEARANCE AUTHORIZATION IS REQUIRED MAY BE PLACED PRIOR TO THE RECEIPT OF WRITTEN AUTHORIZATION OF THE TRANSACTION BY A PRECLEARANCE OFFICER. VERBAL APPROVALS ARE NOT PERMITTED.

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          4.   LENGTH  OF  TRADE  AUTHORIZATION   APPROVAL.   The  authorization
               provided by a Preclearance Officer is effective until the earlier of (1) its revocation, (2) the close of business on the trading
               day  after  the   authorization  is  granted  (for  example,   if
               authorization is provided on a Monday, it is effective until the close of business on Tuesday), or (3) the moment the Access Person learns that the information in the Trade Authorization Request form is not accurate. If the order for the Securities Transaction is not placed within that period, a new authorization must be obtained before the Securities Transaction is placed. If the Securities Transaction is placed but has not been executed before the authorization expires (as, for example, in the case of a limit order), no new authorization is necessary unless the person placing the original order for the Securities Transaction amends it in any way, or learns that the information in the Trade Authorization Request form is not accurate.

          5. NO EXPLANATION REQUIRED FOR REFUSALS. In some cases, a Preclearance Officer may refuse to authorize a Securities Transaction for a reason that is confidential. Preclearance Officers are not required to give an explanation for refusing to authorize any Securities Transaction.

     B. EXECUTION OF PERSONAL SECURITIES TRANSACTIONS. Unless an exception is provided in writing by the Legal and Compliance Department, all transactions in Securities subject to the preclearance requirements shall be executed through Legg Mason Wood Walker, Incorporated. Notwithstanding the foregoing, transactions in Securities subject to the preclearance requirements effected by employees of Batterymarch, Brandywine, Gray Seifert, Lombard Odier, Western Asset, and Western Asset Limited may be executed through any broker, dealer, bank, or mutual fund so long as the requirements of Section II.E.2. (Transaction Reporting Requirements) are met.

     C. PROHIBITED TRANSACTIONS.

          1.   ALWAYS   PROHIBITED   SECURITIES   TRANSACTIONS.   The  following
               Securities Transactions are prohibited and will not be authorized under any circumstances:

               a. INSIDE INFORMATION. Any transaction in a Security by an individual who possesses material nonpublic information regarding the Security or the issuer of the Security;

               b. MARKET MANIPULATION. Transactions intended to raise, lower, or maintain the price of any Security or to create a false appearance of active trading;

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               c.   OTHERS.  Any other  transaction  deemed by the  Preclearance
                    Officer  to  involve  a  conflict  of   interest,   possible
                    diversions of corporate opportunity, or an appearance of impropriety.

          2.   GENERALLY PROHIBITED SECURITIES TRANSACTIONS.  Unless exempted by
               Section II.D, the following Securities Transactions are prohibited and will not be authorized by a Preclearance Officer absent exceptional circumstances. The prohibitions apply only to the categories of Access Persons specified.

               a. INITIAL PUBLIC OFFERINGS (INVESTMENT PERSONNEL ONLY). Any purchase of a Security by Investment Personnel in an initial public offering (other than a new offering of a registered open-end investment company);

               b. ONE DAY BLACKOUT (ALL ACCESS PERSONS). Any purchase or sale of a Security by an Access Person on any day during which any Fund has a pending buy or sell order, or has effected a buy or sell transaction, in the same Security (or Equivalent Security);

               c. SEVEN-DAY BLACKOUT (PORTFOLIO MANAGERS ONLY). Any purchase or sale of a Security by a Portfolio Manager within seven calendar days of a purchase or sale of the same Security (or Equivalent Security) by a Fund managed by that Portfolio Manager. For example, if a Fund trades a Security on day one, day eight is the first day the Portfolio Manager may trade that Security for an account in which he or she has a Beneficial Interest;

               d. 60-DAY BLACKOUT (INVESTMENT PERSONNEL ONLY). (1) Purchase of a Security in which an Investment Person thereby acquires a Beneficial Interest within 60 days of a sale of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, and (2) sale of a Security in which an Investment Person has a Beneficial Interest within 60 days of a purchase of the Security (or an Equivalent Security) in which such Investment Person had a Beneficial Interest, if, in either case, a Fund held the same Security at any time during the 60 days; unless the Investment Person agrees to give up all profits on the transaction to a charitable organization specified in accordance with Section IV.B.I. Of course, Investment Personnel must place the interests of the Funds first; they may not avoid or delay purchasing or selling a security for a Fund in order to profit personally; and

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               e.   PRIVATE PLACEMENTS (INVESTMENT PERSONNEL ONLY).  Acquisition
                    of  a  Beneficial   Interest  in  Securities  in  a  private
                    placement by Investment Personnel is strongly discouraged. A
                    Preclearance   Officer  will  give   permission  only  after
                    considering, among other facts, whether the investment opportunity should be reserved for a Fund and whether the opportunity is being offered to the person by virtue of the
                    person's  position  as  an  Investment  Person.   Investment
                    Personnel  who  have  acquired  a  Beneficial   Interest  in
                    Securities in a private placement are required to disclose their Beneficial Interest to the Appropriate Compliance
                    Department.   If  the  Investment   Person  is  subsequently
                    involved in a decision to buy or sell a Security (or an Equivalent Security) from the same issuer for a Fund, then the decision to purchase or sell the Security (or an Equivalent Security) must be independently authorized by a Portfolio Manager with no personal interest in the issuer.

     D. EXEMPTIONS.

          1. EXEMPTIONS FROM PRECLEARANCE AND TREATMENT AS A PROHIBITED TRANSACTION. The following Securities Transactions are exempt from the preclearance requirements set forth in Section II.A. and the prohibited transaction restrictions set forth in Section
               II.C.:

               a. MUTUAL FUNDS. Any purchase or sale of a Security issued by any registered open-end investment companies (including but not limited to the Legg Mason Funds);

               b. NO KNOWLEDGE. Securities Transactions where the Access Person has no knowledge of the transaction before it is completed (for example, Securities Transactions effected for an Access Person by a trustee of a blind trust, or discretionary trades involving an investment partnership or investment club, in connection with which the Access Person is neither consulted nor advised of the trade before it is executed);

               c. LEGG MASON, INC. STOCK. Any purchase or sale of Legg Mason, Inc. stock.

               d. CERTAIN CORPORATE ACTIONS. Any acquisition of Securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of Securities;

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               e.   SYSTEMATIC  INVESTMENT  PLANS. Any acquisition of a security pursuant to a systematic investment plan that has previously been approved pursuant to the Code. A systematic investment plan is one pursuant to which a prescribed investment will be made automatically on a regular, predetermined basis without affirmative action by the Access Person.

               f. OPTIONS-RELATED ACTIVITY. Any acquisition or disposition of a security in connection with an option-related Securities Transaction that has been previously approved pursuant to the Code. For example, if an Access Person receives approval to write a covered call, and the call is later exercised, the provisions of Sections II.A. and II.C. are not applicable to the sale of the underlying security.

               g. COMMODITIES, FUTURES, AND OPTIONS ON FUTURES. Any Securities Transaction involving commodities, futures (including currency futures and futures on securities comprising part of a broad-based, publicly traded market based index of stocks) and options on futures.

               h. RIGHTS. Any acquisition of Securities through the exercise of rights issued by an issuer PRO RATA to all holders of a class of its Securities, to the extent the rights were acquired in the issue; and

               i. MISCELLANEOUS. Any transaction in the following: (1) bankers acceptances, (2) bank certificates of deposit, (3) commercial paper, (4) repurchase agreements, (5) Securities that are direct obligations of the U.S. Government, and (6) other Securities as may from time to time be designated in writing by the Code of Ethics Review Committee on the ground that the risk of abuse is minimal or non-existent.

          2. EXEMPTION FROM TREATMENT AS A PROHIBITED TRANSACTION. The following Securities Transactions are exempt from the prohibited transaction restrictions that are set forth in Section II.C. THEY ARE NOT EXEMPT FROM THE PRECLEARANCE REQUIREMENTS SET FORTH IN
               SECTION II.A:

               a. EMPLOYER OF ACCESS PERSON DOES NOT MAKE INVESTMENT DECISIONS FOR THE RELEVANT FUND. The prohibitions in Sections II.C.2.b, c, and d are not applicable to any Securities Transaction effected by an Access Person if the employer of

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                    the  Access  Person  is not  the  Fund  Adviser  that  makes investment  decisions for the relevant Fund. For example, an
                    employee   of  Western   Asset  may   effect  a   Securities
                    Transaction without regard to transactions that are open, executed, or pending for a Fund managed by Batterymarch so long as the Western Asset employee does not have actual knowledge of any open, executed, or pending transactions for the Fund managed by Batterymarch. A Security Transaction effected by an Access Person who has actual knowledge of an open, executed, or pending portfolio transaction by any Fund is not exempt from the prohibitions of Sections II.C.2.b, c, and d. Employees of more than one Fund Adviser must take into account the transactions of Funds managed by each of their employers.

               b.   DE  MINIMIS   TRANSACTIONS.   The  prohibitions  in  Section
                    II.C.2.b  and  c  are  not   applicable   to  the  following
                    transactions:

                    i. EQUITY SECURITIES. Any equity Security Transaction, or series of related transactions, effected over a thirty
                         (30) calendar day period, involving 1000 shares or less in the aggregate if the issuer of the Security is listed on the New York Stock Exchange or has a market capitalization in excess of $1 billion.

                    ii.  FIXED-INCOME  SECURITIES.  Any  fixed  income  Security
                         Transaction,   or  series  of   related   transactions,
                         effected over a thirty (30) calendar day period, involving $100,000 principal amount or less in the aggregate.

               c. OPTIONS ON BROAD-BASED INDICES. The prohibitions in Section II.C.2. b, c, and d are not applicable to any Securities Transaction involving options on certain broad-based indices designated by the Legal and Compliance Department. The broad-based indices designated by the Legal and Compliance Department may be changed from time to time and presently consist of the S&P 500, the S&P 100, NASDAQ 100, Nikkei 300, NYSE Composite, and Wilshire Small Cap indices.

     E. REPORTING REQUIREMENTS

          1. INITIAL AND PERIODIC DISCLOSURE OF PERSONAL HOLDINGS BY ACCESS PERSONS. Within ten (10) days of being designated as an Access

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               Person and  thereafter  on an annual  basis  (during the month of
               April), an Access Person (except an Independent Fund Director) must acknowledge receipt and review of the Code and disclose all Securities in which such Access Person has a Beneficial Interest on the Acknowledgement of Receipt of Code of Ethics and Personal Holdings Report (Appendix 2).

          2. TRANSACTION AND PERIODIC STATEMENT REPORTING REQUIREMENTS. An Access Person (except an Independent Fund Director) must arrange for the Appropriate Compliance Department to receive directly from any broker, dealer, or bank that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest, duplicate copies of each confirmation for each such transaction and periodic statements for each account in which such Access Person has a Beneficial Interest. Unless a written exception is granted by a Preclearance Officer, an Access Person must also arrange for the Appropriate Compliance Department to receive directly from any mutual fund that effects any Securities Transaction in which the Access Person has or acquires a Beneficial Interest duplicate copies of periodic statements for each account in which such Access Person has a Beneficial Interest. Attached as Appendix 6 is a form of letter that may be used to request such documents from such entities.

               IF AN ACCESS PERSON OPENS AN ACCOUNT AT A BROKER, DEALER, BANK, OR MUTUAL FUND THAT HAS NOT PREVIOUSLY BEEN DISCLOSED, THE ACCESS PERSON MUST IMMEDIATELY NOTIFY THE APPROPRIATE COMPLIANCE DEPARTMENT IN WRITING OF THE EXISTENCE OF THE ACCOUNT AND MAKE ARRANGEMENTS TO COMPLY WITH THE REQUIREMENTS SET FORTH HEREIN.

               If an  Access  Person  is  not  able  to  arrange  for  duplicate confirmations and periodic statements to be sent, the Access Person must immediately notify the Appropriate Compliance Department.

          3. INDEPENDENT FUND DIRECTORS. Within ten (10) days of being designated an Independent Fund Director and thereafter on an annual basis, an Independent Fund Director must acknowledge receipt and review of the Code of Ethics on the Acknowledgement of Receipt of Code of Ethics (Appendix 5). Each Independent Fund Director must also report to the Appropriate Compliance Department any Securities Transaction in which the Independent Fund Director has or acquires a Beneficial Interest if the Independent Fund Director knew, or in the ordinary course of fulfilling his or her duty as a director of a Fund should have known, that during the 15-day period immediately preceding or after the date of the transaction such Security (or an Equivalent Security) was or would be purchased or sold by the Fund, or such purchase or sale was or would be considered by the Fund.

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          4.   DISCLAIMERS.  Any  report  of a  Securities  Transaction  for the benefit of a person other than the individual in whose account the transaction is placed may contain a statement that the report should not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

          5. AVAILABILITY OF REPORTS. All information supplied pursuant to this Code may be made available for inspection to the Board of Directors of each Fund Adviser employing the Access Person, the Board of Directors of each Legg Mason Fund, the Chairman of the Board and the Vice Chairman of Legg Mason, Inc., the Code of Ethics Review Committee, the Legal and Compliance Department, Preclearance Officers, the Access Person's department manager (or designee), any party to which any investigation is referred by any of the foregoing, the Securities Exchange Commission, any self-regulatory organization of which Legg Mason Wood Walker, Incorporated is a member, any state securities commission, and any attorney or agent of the foregoing or of the Legg Mason Funds.

III. FIDUCIARY DUTIES

     A. CONFIDENTIALITY. Access Persons are prohibited from revealing information relating to the investment intentions, activities or portfolios of the Funds, except to persons whose responsibilities require knowledge of the information.

     B. GIFTS. The following provisions on gifts apply to all Investment Personnel.

     1. ACCEPTING GIFTS. On occasion, because of their position with the Legg Mason Funds, Investment Personnel may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not permissible. Any such gifts must be declined or returned in order to protect the reputation and integrity of the Legg Mason Funds and the Fund Advisers. Gifts of a nominal value (i.e., gifts whose reasonable value is no more than $100 a year), and customary business meals, entertainment (e.g., sporting events), and promotional items (e.g., pens, mugs, T-shirts) may be accepted.

          If an Investment Person receives any gift that might be prohibited under this Code, the Investment Person must immediately inform the Appropriate Compliance Department.

     2. SOLICITATION OF GIFTS. Investment Personnel may not solicit gifts or gratuities.

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
     3. GIVING GIFTS. Investment Personnel may not personally give gifts with an aggregate value in excess of $100 per year to persons associated with securities or financial organizations, including exchanges, other member organizations, commodity firms, news media, or clients of the firm.

     C. CORPORATE OPPORTUNITIES. Access Persons may not take personal advantage of any opportunity properly belonging to any Fund or Fund Adviser. For example, an Investment Person should not acquire a Beneficial Interest in a Security of limited availability without first offering the opportunity to purchase such Security to the Fund Adviser for the relevant Fund.

     D. UNDUE INFLUENCE. Access Persons may not cause or attempt to cause any Fund to purchase, sell or hold any Security in a manner calculated to create any personal benefit to the Access Person. If an Access Person stands to benefit materially from an investment decision for a Fund, and the Access Person is making or participating in the investment decision, then the Access Person must disclose the potential benefit to those persons with authority to make investment decisions for the Fund (or, if the Access Person in question is a person with authority to make investment decisions for the Fund, to the Appropriate Compliance Department). The person to whom the Access Person reports the interest, in consultation with the Appropriate Compliance Department, must determine whether or not the Access Person will be restricted in making or participating in the investment decision.

     E. SERVICE AS A DIRECTOR. No Investment Person may serve on the board of directors of a publicly-held company (other than the Fund Advisers, their affiliates, and the Funds) absent prior written authorization by the Code of Ethics Review Committee. This authorization will rarely, if ever, be granted and, if granted, will normally require that the affected Investment Person be isolated, through a Chinese Wall or other procedures, from those making investment decisions related to the issuer on whose board the Investment Person sits.

IV. COMPLIANCE WITH THE CODE OF ETHICS

     A. CODE OF ETHICS REVIEW COMMITTEE

          1. MEMBERSHIP, VOTING AND QUORUM. The Code of Ethics Review Committee is comprised of the individuals identified in Appendix
               1. The Committee shall vote by majority vote with two members serving as a quorum. Vacancies may be filled and, in the case of extended absences or periods of unavailability, alternates may be selected, by a majority vote of the remaining members of the Committee; provided, however, that at least one member of the Committee shall also be a member of the Legal and Compliance Department.

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
          2. INVESTIGATING VIOLATIONS OF THE CODE. The Appropriate Compliance Department is responsible for investigating any suspected violation of the Code and shall report the results of each investigation to the Code of Ethics Review Committee. The Code of Ethics Review Committee is responsible for reviewing the results of any investigation of any reported or suspected violation of the Code. Any violation of the Code by an Access Person will be reported to the Boards of Directors of the relevant Legg Mason Funds no less frequently than each quarterly meeting.

          3. ANNUAL REPORTS. The Code of Ethics Review Committee will review the Code at least once a year, in light of legal and business developments and experience in implementing the Code, and will report to the Board of Directors of each Legg Mason Fund:

               a.   Summarizing   existing   procedures    concerning   personal
                    investing and any changes in the procedures made during the past year;

               b. Identifying any violation requiring significant remedial action during the past year; and

               c. Identifying any recommended changes in existing restrictions or procedures based on its experience under the Code, evolving industry practices, or developments in applicable laws or regulations.

     B. REMEDIES

          1. SANCTIONS. If the Code of Ethics Review Committee determines that an Access Person has committed a violation of the Code, the Committee may impose sanctions and take other actions as it deems appropriate, including a letter of caution or warning, suspension of personal trading rights, suspension of employment (with or without compensation), fine, civil referral to the Securities and Exchange Commission, criminal referral, and termination of the employment of the violator for cause. The Code of Ethics Review Committee may also require the Access Person to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result. The amount of profit shall be calculated by the Code of Ethics Review Committee and shall be forwarded to a charitable organization selected by the Code of Ethics Review Committee. No member of the Code of Ethics Review Committee may review his or her own transaction.

          2. SOLE AUTHORITY. The Code of Ethics Review Committee has sole authority, subject to the review set forth in Section IV.B.3 below, to determine the remedy for any violation of the Code, including appropriate disposition of any monies forfeited pursuant to this provision. Failure to promptly abide by a directive to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

          3. REVIEW. Whenever the Code of Ethics Review Committee determines that an Access Person has committed a violation of this Code that merits remedial action, it will report no less frequently than quarterly to the Boards of Directors of the applicable Legg Mason Funds, information relating to the investigation of the violation, including any sanctions imposed. The Boards of Directors of the relevant Legg Mason Funds may modify such sanctions as they deem appropriate. Such Boards shall have access to all information considered by the Code of Ethics Review Committee in relation to the case. The Code of Ethics Review Committee may determine whether or not to delay the imposition of any sanctions pending review by the applicable Board of Directors.

     C. EXCEPTIONS TO THE CODE. Although exceptions to the Code will rarely, if ever, be granted, the Appropriate Compliance Department may grant exceptions to the requirements of the Code on a case by case basis if the Appropriate Compliance Department finds that the proposed conduct involves negligible opportunity for abuse. All such exceptions must be in writing and must be reported as soon as practicable to the Code of Ethics Review Committee and to any relevant Funds' Board of Directors at their next regularly scheduled meeting after the exception is granted.

     D. INQUIRIES REGARDING THE CODE. The Appropriate Compliance Department will answer any questions about this Code or any other compliance-related matters.

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V. DEFINITIONS

     When used in the Code, the following terms have the meanings set forth below:

     "ACCESS PERSON" means:

     (1)  every director or officer of a Legg Mason Fund or a Fund Adviser;

     (2) every employee of a Fund Adviser (or employee of a company in a control relationship with any of the foregoing), who in connection with his or her regular functions, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Fund;

     (3) every natural person in a control relationship with a Legg Mason Fund or a Fund Adviser who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a Security, prior to its dissemination or prior to the execution of all resulting trades;

     (4) any director, officer or employee of Legg Mason Wood Walker, Incorporated who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of Securities for any of the Legg Mason Funds, or whose functions or duties as a part of the ordinary course of his or her business relate to the making of any recommendation to such investment company concerning the purchase or sale of Securities; and

     (5) such other persons as the Legal and Compliance Department shall designate.

     Any uncertainty as to whether an individual is an Access Person should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "Access Person" found in Rule 17j-1(e) (1) promulgated under the Investment Company Act of 1940, as amended.

     "APPROPRIATE COMPLIANCE DEPARTMENT" for an employee means the compliance department of that employee's immediate employer. For dual employees, the compliance department of one employer will be designated as the Appropriate Compliance Department.

     "BATTERYMARCH" means Batterymarch Financial Management, Inc.

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
     "BENEFICIAL INTEREST" means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to profit, or share in any profit derived from, a transaction in the subject Securities.

     An Access Person is deemed to have a Beneficial Interest in the following:

          (1)  any Security owned individually by the Access Person;

          (2) any Security owned jointly by the Access Person with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts and controlling interests in corporations); and

          (3) any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if:

               a. the Security is held in an account over which the Access Person has decision making authority (for example, the Access Person acts as trustee, executor, or guardian); or

               b.   the  Security  is held in an  account  for which the  Access
                    Person   acts   as   a   broker   or   investment    adviser
                    representative.

     In addition, an Access Person is presumed to have a Beneficial Interest in any Security in which a member of the Access Person's Immediate Family has a Beneficial Interest if the Immediate Family member resides in the same household as the Access Person. This presumption may be rebutted if the Access Person is able to provide the Legal and Compliance Department with satisfactory assurances that the Access Person has no material Beneficial Interest in the Security and exercises no control over investment decisions made regarding the Security. Access Persons may use the form attached as Appendix 7 (Certification of No Beneficial Interest) in connection with such requests.

     Any uncertainty as to whether an Access Person has a Beneficial Interest in a Security should be brought to the attention of the Legal and Compliance Department. Such questions will be resolved in accordance with, and this definition shall be subject to, the definition of "beneficial owner" found in Rules 16a-1(a) (2) and (5) promulgated under the Securities Exchange Act of 1934, as amended.

     "BRANDYWINE" means Brandywine Asset Management, Inc.

     "CODE" means this Code of Ethics, as amended.

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
     "EQUIVALENT SECURITY" means any Security issued by the same entity as the issuer of a subject Security, including options, rights, stock appreciation rights, warrants, preferred stock, restricted stock, phantom stock, bonds, and other obligations of that company or security otherwise convertible into that security. Options on securities are included even if, technically, they are issued by the Options Clearing Corporation or a similar entity.

     "FUND ADVISER" means any entity that acts as a manager, adviser or sub-adviser to a Legg Mason Fund, including, but not limited to, Bartlett & Co., Batterymarch Financial Management, Inc., Brandywine Asset Management, Inc., Gray, Seifert & Co., Inc., Legg Mason Capital Management, Inc., Legg Mason Fund Adviser, Inc., LM Institutional Advisors, Inc., LMM LLC, Lombard Odier International Portfolio Management Limited, Western Asset Management Company, and Western Asset Management Company Limited.

     "GRAY SEIFERT" means Gray, Seifert & Co., Inc.

     "IMMEDIATE FAMILY" of an Access Person means any of the following persons:

      child                      grandparent                son-in-law
      stepchild                  spouse                     daughter-in-law
      grandchild                 sibling                    brother-in-law
      parent                     mother-in-law              sister-in-law
      stepparent                 father-in-law

     Immediate Family includes adoptive relationships and other relationships (whether or not recognized by law) that the Legal and Compliance Department determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

     "INDEPENDENT FUND DIRECTOR" means an independent director of a Legg Mason Fund.

     "INVESTMENT PERSONNEL" and "INVESTMENT PERSON" mean each Portfolio Manager and any Access Person who, in connection with his or her regular functions or duties, provides information and advice to a Portfolio Manager or who helps execute a Portfolio Manager's decisions.

     "LEGAL AND COMPLIANCE DEPARTMENT" means the Legal and Compliance Department of Legg Mason Wood Walker, Incorporated and the persons designated in Appendix 1, as such Appendix shall be amended from time to time. See also "Appropriate Compliance Department."

     "LEGG MASON FUND" and "FUND" mean an investment company registered under the Investment Company Act of 1940 (or a portfolio or series thereof, as the case may be) that is sponsored by Legg Mason, including, but not limited to, the funds listed in Appendix 1.

     "LOMBARD ODIER" means Lombard Odier International Portfolio Management Limited.

     "PORTFOLIO MANAGER" means a person who has or shares principal day-to-day responsibility for managing the portfolio of a Fund.

     "PRECLEARANCE OFFICER" means the person designated as a Preclearance Officer in Appendix 1 hereof or such person's designee.

     "SECURITIES TRANSACTION" means a purchase or sale of Securities in which an Access Person has or acquires a Beneficial Interest.

     "SECURITY" includes stock, notes, bonds, debentures, and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as options and warrants. "Security" does not include futures or options on futures, but the purchase and sale of such instruments are nevertheless subject to the reporting requirements of the Code.

     "WESTERN ASSET" means Western Asset Management Company.

     "WESTERN ASSET LIMITED" means Western Asset Management Company Limited.

VI. APPENDICES TO THE CODE

     The following appendices are attached to and are a part of the Code:

     Appendix 1. CONTACT PERSONS AND LIST OF LEGG MASON FUNDS;

     Appendix 2. ACKNOWLEDGEMENT  OF RECEIPT  OF CODE OF ETHICS  AND  PERSONAL
                 HOLDINGS REPORT;

     Appendix 3. TRADE AUTHORIZATION REQUEST FOR ACCESS PERSONS;

     Appendix 4. CERTIFICATION OF ACCESS PERSON'S DESIGNEE;

     Appendix 5. ACKNOWLEDGEMENT OF RECEIPT OF CODE OF ETHICS (INDEPENDENT FUND
                 DIRECTORS);

     Appendix 6. FORM LETTER TO BROKER, DEALER, BANK, OR MUTUAL FUND.

     Appendix 7. CERTIFICATION OF NO BENEFICIAL INTEREST.

                                       16